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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of the ________ day of November, 2001 (the "Effective Date"), by and between EXCALIBUR HOLDINGS, INC., a Texas corporation (hereafter referred to as the "Company"), and ROSS BROWN (hereafter referred to as "Executive"). The Company and Executive may sometimes hereafter be referred to singularly as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:

                      1. EMPLOYMENT AND DUTIES OF EXECUTIVE

         On the terms and subjects to the conditions hereinafter set forth, and beginning as of the Effective Date, the Company employs Executive as its Vice President of Operations, and the Executive will serve as the Company's employee in that position. Executive shall perform such duties, and have such power, authority, functions, and responsibilities for the Company and corporations and/or other entities affiliated with the Company (e.g., Excalibur Services, Inc., an Oklahoma corporation, Excalibur Aerospace, Inc., an Oklahoma corporation, and Excalibur Steel, Inc., an Oklahoma corporation) as are commensurate and consistent with his employment as the Company's Vice President of Operations. Executive shall also have such additional powers, authority, functions, duties, and responsibilities as may be assigned to him, from time to time, by the President/Chief Executive Officer, the Chief Operating Officer, and/or by the Board of Directors of the Company (the "Board"). Executive shall report to the Chief Operating Officer.

                             2. PLACE OF EMPLOYMENT

         The required duties of Executive under this Agreement shall be performed by Executive at the Company's offices in Tulsa and Sand Springs, Oklahoma areas, and in such other place or places to which Company may, from time to time, request Executive to travel in connection with the duties of Executive under this Agreement; provided, however, that Executive shall not, whether by a change in the scope or location of performance of Executive's duties, be required to change his place of residence from the _________, Oklahoma area.

                      3. TIME TO BE DEVOTED TO CONTRACTUAL
                               DUTIES OF EXECUTIVE

         Executive shall give his best efforts and endeavors, on a full time basis, to the discharge of his duties under this Agreement and shall not, at any time during the Term (hereafter defined), engage in any business activity other than the business activities permitted or required hereunder, or enter into the services of or be employed in any capacity or for any purpose by any individual, firm, association, organization, partnership (general or limited), corporation, limited liability company, or other party or legal entity other than the Company (or any affiliate of the Company), on a fee or salary or other compensatory basis, it being the intention of the Company and Executive that the capacity in which Executive is hired by the Company under this Agreement represents a

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full-time duty and responsibility. The foregoing shall not be interpreted to prohibit Executive from engaging in recreational, charitable, religious, or community service activities outside the scope of Executive's employment under this Agreement, or from making passive investments in businesses or enterprises, so long as (i) such activities or investments, individually or in the aggregate, do not interfere or require services on the part of Executive that interfere with Executive's performance of his duties and obligations under this Agreement;
(ii) such activities or investments do not involve or relate to any activities or business in competition with the business of the Company or any affiliates of the Company, and (iii) Executive has complied with Paragraph 10 of this Agreement with respect to each such activity and investment.

                              4. TERM OF EMPLOYMENT

         The term of the Company's employment of Executive shall be for a period of three (3) years from the date hereof (such period being referred to as the "Initial Term"). After the expiration of the Initial Term, the employment of Executive shall continue for successive three (3) month periods. The Initial Term PLUS any period or periods of time during which the employment of Executive continues with the Company after the expiration of the Initial Term is sometimes referred to as the "Term."

                          5. COMPENSATION OF EXECUTIVE

         A. As compensation for the services and duties performed and to be performed by Executive as provided in this Agreement, the Company agrees to pay Executive a salary in the amount of ONE HUNDRED TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($125,000.00) per annum, less applicable withholding, F.I.C.A., and other lawful deductions, such salary to be payable semi-monthly, in equal installments, in arrears, and otherwise in accordance with the Company's payroll policies in effect from time to time. The Board will review Executive's compensation annually to consider possible upward adjustments (it being agreed that the base salary shall not be reduced during the Initial Term).

         B. Executive shall be entitled to a minimum annual bonus of TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($25,000.00), less applicable withholding, F.I.C.A., and other lawful deductions, payable monthly, in equal installments, in arrears, and otherwise in accordance with the Company's payroll policies in effect from time to time. Executive may also receive additional bonuses, from time to time, depending upon Executive's performance and achievement of specific goals, which bonuses may be payable in cash, options, and common stock of the Company, in the discretion of the Board. [BILL???] Additional bonuses of up to fifty percent (50%) of Executive's base salary may be determined by the President/Chief Executive Officer, and any additional bonus in excess of fifty percent (50%) of Executive's base salary shall be determined only by authority of the Board.

         C. Executive shall be authorized to incur, and shall be entitled to receive prompt reimbursement for, all reasonable expenses incurred by Executive in performing his duties and carrying out the responsibilities hereunder, including business meals, entertainment, and travel expenses, provided that Executive complies with all of the applicable policies, practices and procedures of the Company related to the submission of expense reports, receipts, or similar documentation of those expenses. The Company shall either pay directly, or reimburse Executive for such expenses in accordance with Company policies. Executive shall be entitled to a corporate credit card issued by the Company, which shall be used for the sole purpose of incurring the expenses referenced in this Paragraph C.

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         D. In addition to the amounts set forth above, for the term of
Executive's employment, the Company agrees to provide to Executive, at the Company's sole expense, health insurance coverage for Executive (with any such coverage for Executive's dependents, if desired by Executive, to be provided at the Company's sole expense) under the health insurance plan maintained by the Company from time to time. [BILL???] The Company shall also provide, at the Company's sole expense, life insurance coverage on Executive's life in a face amount at least equal to three (3) times Executive's base salary, and shall also provide Executive with both long term and short term disability insurance for Executive in amounts and under terms acceptable to the Company, all at the Company's sole cost and expense. Also, Executive shall have the option to participate in any salary deferral, 401(k), SEP, or savings plan or other similar plan which the Company or its successors or assigns makes available to its employees. Executive shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time.

         E. Executive shall also be entitled to purchase up to 290,000 shares of the Company's common stock at a price of $0.90 per share, as evidenced by a separate Stock Option Agreement, to be executed between the Company and Executive. [BILL???]

         F. Executive shall also receive an automobile allowance of $800.00 per month, payable by the Company on or before the first (1st) day of each month, which may be used by Executive towards the purchase or lease of an automobile, which automobile may be used by Executive for both business purposes and for Executive's personal use. [BILL???]

         G. The Company shall also pay for Executive's membership [BILL:
CORPORATE MEMBERSHIP?] at the Tulsa Country Club, such amounts not to exceed $_____________ for initial club membership fee, and not to exceed $__________ per month for membership dues.

         H. During the Term, Executive shall be entitled to four (4) weeks of annual vacation time determined in accordance with the vacation policies of the Company from time to time in effect.

         I. No additional compensation (above the compensation referred to in this Section 5) shall be due or payable by Company to Executive under this Agreement, but nothing in this Agreement shall prohibit the Company from paying Executive any additional amount as a bonus or otherwise, as the Company may determine from time to time.

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           6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF EXECUTIVE

         A. Executive covenants, agrees, and promises that during the Term: (a) except as permitted under this Agreement, Executive will not engage, directly or indirectly, in any business other than the business of the Company, except at the direction of or with the prior written approval of the Company; (b) Executive will truthfully and accurately make, maintain, and preserve all records and reports that the Company may from time to time request or require;
(c) Executive will fully account for all money, records, goods, wares, merchandise, and other property belonging to the Company and/or to the Company's clients of which Executive has custody, and will pay over and/or deliver same promptly whenever and however Executive may be directed to do so; (d) Executive will (i) obey all rules, regulations, and special instructions applicable to him and (ii) be loyal and faithful to the Company at all times; (e) Executive agrees that upon termination of his employment hereunder for any reason he will immediately surrender and turn over to the Company all books, records, forms, mailing lists, client lists, potential client lists, specifications, formulae, data, processes, papers, and writings related to the Company's business and all other property belonging to the Company together with, except as hereinafter set forth, all copies of the foregoing, it being understood and agreed that the same are the Company's sole property.

         B. Executive hereby represents and warrants to Company that (a) Executive is experienced in the subject matter of this Agreement and fully competent to exercise and discharge his duties and obligations under this Agreement; (b) Executive has all requisite licenses and permits, if any, required to perform his duties and obligations under this Agreement; (c) except as otherwise set forth on EXHIBIT "A" attached hereto, Executive has never been a defendant in any lawsuit or the subject of any complaint relating to Executive's services, nor, to the best of Executive's knowledge, has Executive or any entity by whom Executive has been employed or in whom Executive had an ownership interest ever been the target of any investigation by any state, federal, or other regulatory agency; and (d) the execution of this Agreement by Executive does not violate the terms or conditions of any prior employment agreements to which Executive has been a party, and at the time of execution of this Agreement, Executive is not a party to any other employment or consulting agreement.

                                 7. TERMINATION

         A. The employment of Executive may be terminated upon the occurrence of any one of the following events:

                  (a) BUSINESS REASON. The Company may, at its election, and for any reason (i.e., any lawful reason other than Cause) and effective immediately (or such longer period as determined by the Company in its sole discretion), may terminate Executive's employment upon written notice to Executive. Executive, effective no less than ninety (90) days after written notice thereof to the Company, may resign his employment with the Company.

                  (b) WITH CAUSE. The Company may, upon written notice effective immediately, terminate the employment of Executive at any time during the Term for "Cause." For purposes of this Agreement, "Cause" shall mean the following:
(i) if Executive should be convicted of or pleads NOLO CONTENDRE to any felony offense or to a crime of moral turpitude (whether or not a felony); (ii) if Executive should become Disabled (hereafter defined) for a period of thirty (30)


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consecutive days in any twelve (12) month period, or one hundred twenty (120)
days during any twelve (12) month period, whether or not such days are consecutive (as used herein, "Disabled" shall mean the inability of Executive, on account of a mental, physical, or other condition, to perform his normal job functions as determined by at least two of three medical physicians or by agreement of the Company and Executive or his designee (if the determination is to be made by medical physicians, the Executive or his designee shall appoint one such physician, the Company shall appoint one, and the two so appointed shall appoint the third medical physician); (iii) if Executive should commit misconduct in connection with the performance of any of Executive's duties, including, without limitation, (1) misappropriation of funds or property of the Company, or of any affiliate of the Company, (2) securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or of any affiliate of the Company, or (3) making any misrepresentation to the Company or any affiliate of the Company; (iv) if Executive fails to comply with any of his duties and obligations under this Agreement and such failure continues for fifteen (15) days after written notice to Executive from the Company of such failure; (v) if Executive fails to comply with the Conflict of Interest Guidelines attached as EXHIBIT "B" to this Agreement, and such failure continues for five (5) days after notice to Executive; (vi) if Executive shall give notice of resignation under Paragraph 7.A(a); or (vii) if Executive commits an act involving moral turpitude, dishonesty, theft, or unethical business conduct, or conduct that impairs or injures the reputation of, or harms, the Company or any affiliate of the Company.

                  (c) DEATH OF EXECUTIVE. This Agreement will terminate automatically on the death of the Executive.

         B. In the event of the termination of the employment of Executive, Executive shall be entitled to compensation under Paragraph 5.A earned by him prior to the date of termination as provided herein. Additionally, if during the Initial Term, the Company terminates Executive's employment with the Company for ANY REASON other than under Paragraph 7.A(b)(i), 7.A.(b)(iii), or 7.A.(b)(iv), or if during the Initial Term, Executive's employment with the Company is terminated due to Executive's death under Paragraph 7.A(c), then Executive (or his estate, as applicable) shall be entitled to and shall receive, as his or its sole and exclusive remedy (Executive hereby waiving all other rights or remedies in the event of such a termination), a severance payment equal to six (6) months' of Executive's base salary (computed using the annual compensation then payable to Executive under Paragraph 5.A) for six (6) months, which shall be paid monthly following the termination of employment for the balance of the Initial Term. If: (i) Executive resigns from his employment with the Company under Paragraph 7.A(a) at any time; or (ii) during the Initial Term, the Company terminates the employment of Executive pursuant to Paragraph 7.A(b)(i), 7.A(b)(iii), or 7.A(b)(iv); or (iii) subsequent to the Initial Term, the Company terminates the employment of Executive pursuant to any provision of Paragraph 7.A(b); or (iv) subsequent to the Initial Term, Executive's employment with the Company is terminated due to Executive's death under Paragraph 7.A(c), then the Company shall have the obligation to pay to Executive all amounts earned under Paragraph 5.A prior to the termination of employment, but the Company shall have no obligation to pay Executive any amount otherwise coming due and payable under this Agreement after the date of such termination and Executive shall be entitled to no other or further compensation as of the date of termination of his employment or thereafter. Additionally, if. after the Initial Term, the Company (but NOT Executive) terminates Executive's employment under Paragraph


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7.A(a), Executive shall be entitled, as his sole and exclusive remedy (Executive hereby waiving all other rights or remedies in the event of such a termination) a severance payment equal to three (3) month's salary (based on the annual compensation payable to Executive under Paragraph 5.A), which shall be paid monthly for six (6) months following the termination of employment; provided, however, if Executive becomes employed or otherwise earns income from sources other than the Company during such six (6) month period, then the Company's obligation to pay such severance payment shall be reduced dollar for dollar by each dollar received by Executive during such six (6) month period.

                       8. CONFIDENTIAL INFORMATION; IDEAS

         A. Executive acknowledges that in the course of his employment under this Agreement, he will receive certain trade secrets, know-how, mailing lists, clients lists, potential client lists, employee records, and other sensitive, proprietary, or confidential information and knowledge concerning the business of the Company, and/or affiliates of the Company (hereafter collectively referred to as "Confidential Information") which the Company desires to protect. Executive understands that such Information is sensitive, proprietary, or confidential, and he agrees that he will not, at any time (and whether during or after Executive's employment with the Company), reveal such Confidential Information to anyone outside the Company. The term "Confidential Information," as used in this Agreement, shall not include information that (a) is already known to Executive from sources other than the Company; (b) is or becomes generally available to the public other than as a result of a disclosure by Executive; (c) is disclosed to Executive by a person or entity who is not bound by any agreement regarding the confidential nature of such information; or (d) is required to be disclosed by law or by regulatory or judicial process. The provisions of this Paragraph 8 shall survive any termination or expiration of this Agreement, and the termination of Executive's employment with the Company (for whatever cause or reason).

         B. Executive agrees that all ideas, improvements, inventions, discoveries, systems, techniques, formulas, devices, methods, processes, programs, designs, models, prototypes, copyrightable works, mask works, trademarks, service marks, trade dress, software programs, hardware improvements, business slogans, and other things of value conceived, reduced to practice or made or learned by Executive, either alone or with others, while employed by the Company and for twelve (12) months thereafter that relate to the Company's business and/or the business of affiliates of the Company (hereinafter collectively referred to as the "Ideas") belong to and shall remain the sole and exclusive property of the Company forever. Further, Executive agrees to promptly and fully disclose to the Company's President such Ideas in writing. In addition, Executive agrees, without additional compensation, to cooperate and do any and all lawful things requested by Company necessary or useful to ensure that the ownership by the Company of such Ideas is protected. This cooperation includes, but is not limited to, executing all documents required by the Company, and otherwise assisting Company to vest title of such Ideas in Company and to obtain, maintain and enforce for Company's benefit, any patents, copyrights, mask work registration, trade and service mark registrations, or other legal protection for any Ideas in any and all countries, during or after employment with Company. Executive will continue to assist Company as provided in the preceding sentence even after termination of Executive's employment with Company, but Company shall compensate Executive at a reasonable rate after his termination for the time actually spent by Executive in response to a written request by Company. If Company is unable for any reason to secure Executive's signature on any document needed in connection with the actions specified in the preceding paragraph, Executive hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Executive's agent and


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attorney-in-fact to act for and on Executive's behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to Company any and all claims, of whatever nature, which Executive has or may have later for infringement of any proprietary rights assigned by Executive to Company. Executive hereby assigns to the Company all of Executive's right, title, and interest in and to all such Ideas and all patents, trademarks, copyrights, other registrations, and applications which may be obtained as a result of the Ideas, throughout the United States and all foreign countries. Executive agrees that no Ideas shall be regarded as having been conceived, reduced to practice, made, or learned by Executive prior to Executive's employment. Executive's obligations under this Agreement shall continue after his termination of employment with the Company. This Agreement shall inure to the benefit of Company, its successors (including by merger) and assigns, and is binding upon the assigns, executors, and administrators and other legal representatives of Executive.

                                 9. ARBITRATION

         A. Any legal or equitable dispute or controversy arising under, out of, or in connection with or in relation to this Agreement; or arising out of, or related to the employment of Executive, the terms and conditions of employment, or the termination of Executive by the Company (other than worker's compensation claims), shall be resolved exclusively by binding arbitration. This agreement applies to the following allegations, disputes, and claims for relief, but is not limited to those listed: wrongful discharge under statutory law and common law; employment discrimination based on federal, state, or local statute, ordinance, or governmental regulations; retaliatory discharge; compensation disputes; tortious conduct; contractual violations; ERISA violations; FLSA (wage and hour) violations; and other statutory and common law claims and disputes. This provision shall apply to any such disputes or controversies involving Executive and the Company and/or its shareholders, directors, officers, managers, supervisors and other employees.

         B. The arbitration proceedings shall be conducted in the city in which Executive's employment is based (unless Executive and the Company agree to another location) in accordance with the Employment Dispute Resolution Rules ("EDR Rules") of the American Arbitration Association ("AAA") in effect at the time a demand for arbitration is made. Executive is entitled to representation by an attorney throughout the proceedings at Executive's own expense; however, the Company agrees not to use an attorney in the arbitration hearing if Executive agrees to the same.

         C. One arbitrator shall be used and shall be chosen by mutual agreement of the parties. If, within thirty (30) days after either party notifies the other party of an arbitrable dispute, no arbitrator has been chosen, an arbitrator shall be chosen by AAA pursuant to its EDR Rules. The arbitrator must be an attorney licensed to practice law in the jurisdiction in which the arbitration is to be conducted. The arbitrator shall be required to determine the rights of the parties in accordance with federal law and the state law of the forum with the most substantial relationship to the conduct at issue. The arbitrator shall have the authority to consider and grant a motion to dismiss and motion for summary judgment applying the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall coordinate, and limit as appropriate, all pre-trial arbitral discovery, which shall include


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document production, information requests, and depositions. The arbitrator shall issue a written decision and award, which shall explain the basis of the decision. The decision and award shall be exclusive, final, and binding on both Executive and the Company, and all heirs, executors, administrators, successors, and assigns. The costs and expenses of the arbitration shall be borne by the Company, except that if Executive initiates the arbitration, Executive will pay up to $150 towards the administrative fees charged by AAA, except that this requirement will be waived upon a showing of financial hardship under the same standards used in federal district court.

         D. Both Executive and the Company understand that, by agreeing to arbitration, they are agreeing to substitute one legitimate dispute resolution forum (arbitration) for another (litigation), and thereby are waiving the right to have disputes resolved in court. However, Company and Executive have the right to pursue injunctive relief for breach of paragraph 4 of this Agreement through the judicial process without waiving the right to arbitration. This substitution involves no surrender, by Executive or the Company, of any statutory or common law benefit, protection, or defense.

                            10. RESTRICTIVE COVENANTS

         A. As an inducement for Company's agreement to employ Executive, to provide Executive with trade secrets and other Confidential Information, and to enter into this Agreement, Executive hereby agrees that during the Term, and for a period of twenty-four (24) full calendar months after (i) the expiration of the Term (as the same may be extended) or (ii) the termination of Executive's employment with the Company for whatever reason or cause (whichever may occur later), or for the maximum period of time permitted by law, whichever is less, Executive shall not, whether for profit or not, whether on his own behalf or on behalf of any person or firm in any capacity whatsoever, engage in the "Prohibited Activity" (as hereinafter defined) within the "Relevant Geographical Area" (as hereinafter defined). Serving as a partner, member, trustee, receiver, custodian, manager, stockholder, officer, director, owner, joint venturer, associate, employee, consultant, adviser or in any other capacity whatsoever with respect to any person or firm engaged in the Prohibited Activity within the Relevant Geographical Area shall be conclusively deemed engagement in the Prohibited Activity within the Relevant Geographical Area regardless of whether such service is for profit or not or whether such person or firm engages in the Prohibited Activity for profit or not. For purposes hereof, the phrase "Prohibited Activity" shall mean, directly or indirectly: (i) soliciting the Company's customers; or (ii) working independently or for any person or firm involved in any business engaged in by the Company and/or by any of its subsidiaries or affiliates (e.g., Excalibur Services, Inc., an Oklahoma corporation, Excalibur Aerospace, Inc., an Oklahoma corporation, and Excalibur Steel, Inc., an Oklahoma corporation) during the Term, including, without limitation, steel fabrication and the design and manufacture of aerospace products. For purposes hereof, the phrase "Relevant Geographical Area" shall mean the area within political boundaries of the State of Oklahoma and any and all other areas in which the Company or any of its subsidiaries or affiliates (e.g., Excalibur Services, Inc., an Oklahoma corporation, Excalibur Aerospace, Inc., an Oklahoma corporation, and Excalibur Steel, Inc., an Oklahoma corporation) transact business; provided, however, if the aforesaid geographic area exceeds the maximum geographic area permitted by law or for any other reason does not state a geographic area within which the provisions of this Paragraph 10 are enforceable, then the provisions of this Paragraph 10 shall apply within the maximum geographic area permitted by law in which such provisions are enforceable.

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         B. As an inducement for Company's agreement to employ Executive, to provide Executive with trade secrets and other Confidential Information, and to enter into this Agreement, Executive hereby agrees that during the Term, and for a period of thirty-six (36) full calendar months after: (i) the expiration of the Term (as the same may be extended) or (ii) the termination of Executive's employment with the Company for whatever reason or cause (whichever may occur later), or for the maximum period of time permitted by law, whichever is less, Executive shall not induce or attempt to influence or persuade any employee of Company or any of its affiliates to terminate his employment with the Company (or with the applicable affiliate).

         C. In addition to all other remedies at law and in equity which the Company might have for Executive's breach of the covenants set forth in this Paragraph 10, the Parties agree that in the event of any breach or attempted or threatened breach of any such covenant, the Company shall also have the right to obtain a temporary restraining order, temporary injunction and permanent injunction against Executive prohibiting such breach or attempted or threatened breach, merely by proving the existence of such breach, or attempted or threatened breach (by a preponderance of the evidence) and without the necessity of proving either inadequacy of legal remedy or irreparable harm.

         D. Executive's covenants set forth in this Paragraph 10 are independent and severable from every other provision of this Agreement; and the breach of any other provision of this Agreement by the Company or any other agreement between Executive and the Company shall not affect the validity of the provisions of this Paragraph 10 or constitute a defense of Executive in any suit or action brought by the Company to enforce the provisions of this Paragraph 10 or to seek any relief from Executive's breach thereof.

         E. Each of the Parties agree and stipulate that: (i) the agreements and covenants not to compete contained in this Paragraph 10 are fair and reasonable in light of all of the facts and circumstances of the relationship between Executive and the Company; (ii) the consideration provided by the Company is not illusory; and (iii) the consideration given by the Company under this Agreement gives rise to the Company's interest in restraining and prohibiting Executive from engaging in the Prohibited Activity within the Relevant Geographical Area as provided under this Paragraph 10 and the covenants not to engage in the Prohibited Activity within the Relevant Geographical Area pursuant to this Paragraph 10 are designed to enforce such consideration. The Parties are aware, however, that in certain circumstances, courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of and not in derogation of the provisions of the preceding sentence, the Parties agree that if a court should decline to enforce the any of the provisions of this Paragraph 10, such affected provisions shall be deemed to be modified to restrict competition with the Company to the maximum extent, in both time and geography, which the court shall find enforceable. The provisions of this Paragraph 10 shall survive any termination or expiration of this Agreement, and the termination of Executive's employment with the Company (for whatever cause or reason).

                                   11. NOTICE

         Any and all notices permitted or required to be given under the terms of this Agreement shall be in writing and may be served by certified mail, with return receipt requested and proper postage prepaid, addressed to the Party to be notified at the appropriate address specified below, or by delivering the


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same in person to such Party, or by prepaid telegram addressed to the Party to be notified at said address, or by Federal Express or another nationally recognized courier service addressed to the Party to be notified at said address. Notice given by certified mail as aforesaid shall be deemed given and received three (3) days after mailing, whether or not actually received. Any notice given in any other above authorized manner shall be deemed received upon actual receipt; but shall also be deemed received upon attempted delivery if such delivery is not accepted. The addresses of the parties are as follows:

         If to the Company:                 Excalibur Holdings, Inc.
                                            18614 Resica Falls Lane
                                            Houston, Texas  77094
                                            Attention:  Chief Executive Officer

         If to Executive:                   Mr. Ross Brown

                                            -----------------------------------

                                            -----------------------------------

         The address of any Party may be changed by notice given in the manner provided in this Paragraph.

                             12. GENERAL PROVISIONS

         A. This Agreement may not be assigned by Executive. This Agreement may be assigned in whole or in part by the Company. Executive expressly agrees to honor and accept such assignment or other transfer and, upon the consummation thereof, to attorn to the Company's assignee and to perform his duties and obligations hereunder for the benefit of the Company's assignee as if the Company's assignee were the Company named herein. Executive further agrees that, upon the consummation of such assignment or other transfer, all references herein to the Company shall become and shall be deemed to be references to the Company's assignee and the Company shall be relieved of all obligations hereunder.

         B. This Agreement shall be governed by, construed, and enforced in accordance with the internal, local laws of the State of Texas (without regard to conflicts of law rules) and the obligations of the Company and Executive shall be performable in Harris County, Texas.

         C. This Agreement contains the entire agreement between the Parties relative to the subject matter hereof and supersedes and replaces all prior communications and agreements (oral or written) between Executive and the Company. No variation, modification, or change of this Agreement shall be binding upon either Party hereto unless set forth in a document duly executed by both Parties.

         D. This Agreement is intended to express the Parties' mutual intent, and irrespective of the Party preparing this document, no rule of construction shall be applied against such Party, as both Parties have actively participated in the preparation and negotiation of this Agreement.

         E. No consent or waiver, express or implied, by a Party to or of any breach or default by the other Party in the performance by the other Party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligation of such Party under this Agreement (e.g., any waiver or consent from the Company with respect to any term or provisions of this Agreement or any other aspect of Executive's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent and the failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights, or remedies with respect to any term or provision of this Agreement or any other aspect of Executive's conduct or employment in no manner [except as otherwise expressly provided herein] shall affect the Company's right at a later time to enforce any such term or provision). Failure on either Party's part to complain of any act or failure to act of the other Party or to declare the other Party in default, irrespective of how long such failure or default continues, shall not constitute a waiver by such Party of such Party's rights under this Agreement.

         F. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         G. This Agreement shall inure to the benefit of and be binding upon the undersigned Parties and their respective permitted successors and permitted assigns. Whenever, in this instrument, a reference to any Party is made, such reference shall be deemed to include a reference to such Party's permitted successors and permitted assigns; however, neither this Paragraph 12.G nor any other portion of this Agreement shall be interpreted to constitute a consent to any assignment or other transfer of this Agreement or any part hereof other than pursuant to and in accordance with this Agreement's other provisions.

         H. The prevailing Party in any dispute between the Parties to this Agreement, arising out of the interpretation, application, or enforcement of any provision of this Agreement, shall be entitled to recover all of its reasonable attorneys' fees and costs, whether suit be filed or not, including, without limitation, costs and attorneys' fees related to or arising out of any arbitration or trial or appellate proceedings or petition for review before any other court.

         I. Executive agrees to diligently adhere to the Conflict of Interest Guidelines attached hereto as EXHIBIT "B."

                           [SIGNATURE PAGE TO FOLLOW]

         EXECUTED, IN MULTIPLE COUNTERPARTS, each of which shall have the force and effect of an original, on the Effective Date.



EXCALIBUR HOLDINGS, INC., an Texas corporation


By:                                              /S/ ROSS BROWN
   ------------------------------------          -------------------------------
Name:                                            ROSS BROWN
     ----------------------------------
Title:
      ---------------------------------
                              "Company"                              "Executive"

                                LIST OF EXHIBITS

Exhibit "A"       -        List of Complaints and Lawsuits
Exhibit "B"       -        Conflict of Interest Guidelines

                                   EXHIBIT "A"
                             TO EMPLOYMENT AGREEMENT


                                      NONE

                                   EXHIBIT "B"
                             TO EMPLOYMENT AGREEMENT

                            EXCALIBUR HOLDINGS, INC.
                         CONFLICT OF INTEREST GUIDELINES

         1. It is the policy of Excalibur Holdings, Inc. (the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the Company's Board of Directors and written approval for continuation must be obtained.

                  A. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

                  B. Accepting or offering substantial gifts, excessive entertainment, favors, or payments which may be deemed to constitute undue influence.

                  C. Participating in civic or professional organizations that involves divulging the Company's confidential information.

                  D. Initiating or approving any form of personal or social harassment of employees in violation of any laws.

                  E. Execution of transactions involving insurance products or services or other products or services not approved by the Company's Board of Directors or permitted pursuant to any existing employment agreement.

                  F. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former employer or other person or entity with whom obligations of confidentiality exist.

                  G. Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

                  H. Violation of any applicable law, rule and/or regulation, state and/or federal.

                  I. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

                  J. Engaging, directly or indirectly, in any business other than performance of employee's duties under this Agreement except at the direction of or with the prior written approval of the Company's Board of Directors.

         2. Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.